Amended Certificate of Incorporation

Document Number 15603250002 Submit Date – 10/22/2010

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

The name of the corporation is:

OZ SAFEROOMS TECHNOLOGIES, INC.

As amended: The name of the corporation has been changed to:

OZ SAFEROOMS TECHNOLOGIES, INC.

The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

DARIAN B. ANDERSEN

1015 WATERWOOD PARKWAY, SUITE H-1

EDMOND, OK 73034 USA

The date on which the amendment is to be effective, if it is to be effective after the filing date:

10/22/2010

The duration of the corporation is:

Perpetual

The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any within a class is:

Stock Type:	Series:
Common (Voting)
Number of Shares:	Par Value Per Share:
100000000	$0.000500

Additional amendments to the Certificate of Incorporation are:

______________________________________________________________________________

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by stated were voted in favor of the amendment(s).

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 22nd day of October, 2010 by:

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I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statues Section 15-101, et seq.

Signature:	Title:
ANDREW J ZAGORSKI	INCORPORATOR

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